As filed with the Securities and Exchange Commission on March 25, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under the
Securities Act of 1933

ALTAIR NANOTECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	33-1084375 (I.R.S. Employer Identification No.)

204 Edison Way
Reno, Nevada  89502
(775) 856-2500
(Address of Principal Executive Offices,
including Zip Code)

Altair Nanotechnologies Inc. 2005 Stock Incentive Plan (Amended and Restated)
(Full title of the plan)

Edward Dickinson Chief Financial Officer 204 Edison Way Reno, Nevada 89502 (775) 856-2500 (Name, address and telephone number, including area code, of agent for service)	Copy to: Bryan T. Allen, Esq. Parr Waddoups Brown Gee & Loveless 185 South State Street, Suite 1300 Salt Lake City, Utah 84111-1537 Telephone: (801) 532-7840

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐                                                                Accelerated Filer ☒

Non-Accelerated filer ☐                                                                Smaller reporting company ☐
        (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
▪ Options to purchase Common Shares ▪ Common Shares, no par value	6,000,000 6,000,000	N/A $2.29	N/A $13,740,000	N/A $540
(1)
This Registration Statement shall also cover any additional Common Shares that become issuable under the 2005 Stock Incentive Plan (Amended and Restated) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding Common Shares of Altair Nanotechnologies Inc.

(2)
Calculated solely for purposes of this offering under Rules 457(h) and 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per Common Share of Altair Nanotechnologies Inc. as reported by the Nasdaq SmallCap Market on March 19, 2008.

Registration of Additional Securities – Explanatory Note

In accordance with General Instruction E of Form S-8, Altair Nanotechnologies Inc. (the “Registrant” or “Company”) is registering 6,000,000 additional options to purchase shares of Common Shares and 6,000,000 additional Common Shares pursuant to the Company’s 2005 Stock Incentive Plan (Amended and Restated) (the “Stock Plan”).  The amendment increasing the number of Common Shares subject to the Stock Plan was approved by the shareholders of the Company at the 2007 annual stockholders meeting. The Registrant currently has effective a registration statement filed on Form S-8 relating to the Stock Plan that register securities of the same class as those being registered herewith.  The Registrant incorporates by reference that registration statement on Form S-8 (File No. 333-125863) filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2005 which is made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K, File No. 001-12497, filed with the SEC on March 14, 2008

(2)	The Registrant’s Current Report on Form 8-K, File No. 001-12497, filed with the SEC on February 29, 2008

(7)	The description of the Common Shares of the Registrant contained in its Current Report on Form 8-K filed with the SEC on July 18, 2002

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 6.  Indemnification of Directors and Officers.

Our Bylaws

The Registrant’s Bylaws provide that, to the maximum extent permitted by law, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity.  In addition, the Registrants Bylaws require the Registrant to advance monies to an indemnifiable officer, director or similar person in connection with threatened or pending litigation to the extent permitted by law.

The Canada Business Corporations Act

Section 124 of the Canada Business Corporations Act provides as follows with respect to the indemnification of directors and officers:

(1)           A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2)           A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1).  The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3)           A corporation may not indemnify an individual under subsection (1) unless the individual

(a)           acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

(b)           in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4)           A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in subsection (3).

(5)           Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

(a)           was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b)           fulfills the conditions set out in subsection (3).

(6)           A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

(a)           in the individual's capacity as a director or officer of the corporation; or

(b)           in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

(7)           A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

(8)           An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(9)           On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

Other Indemnification Information

Indemnification may be granted pursuant to any other agreement, bylaw, or vote of shareholders or directors.  In addition to the foregoing, the Registrant maintains insurance through a commercial carrier against certain liabilities which may be incurred by its directors and officers.  The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise.

Item 8.  Exhibits.

Exhibit No.	Description	Incorporated by Reference/ Filed Herewith
4.1	Articles of Continuance	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on July 18, 2002, File No. 1-12497
4.2	Bylaws	Incorporated by reference to Amendment No. 1 to the Annual Report on Form 10-K/A filed with the SEC on March 10, 2005, File No. 1-12497
4.3	Form of Common Share Certificate	Incorporated by reference to Registration Statement on Form 10–SB filed with the SEC on November 25, 1996, File No. 1-12497
4.4	Amended and Restated Shareholder Rights Plan dated October 15, 1999, between the Company and Equity Transfer Services, Inc.	Incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on November 19, 1999, File No. 1-12497
4.5	2005 Stock Incentive Plan (Amended and Restated)	Incorporated by reference to the Company's Annual Report on Form 10-K filed with the SEC on March 14, 2008, File No. 1-12497
5	Opinion of Cassels Brock & Blackwell LLP as to legality of securities offered	Filed herewith
23.1	Consent of Perry-Smith LLP	Filed herewith
23.2	Consent of Cassels Brock & Blackwell LLP	Included in Exhibit No. 5
24	Powers of Attorney	Included on the signature page hereof
_______________________

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to:

(i)           Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the Registration Statement;

(iii)           Include any additional or changed information on the plan of distribution.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on this 24th day of March, 2008.

ALTAIR NANOTECHNOLOGIES INC.

By:	/s/ Terry Copeland
President

ADDITIONAL SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this registration statement appears below hereby constitutes and appoints Terry Copeland and Edward Dickinson,  and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Terry Copeland Terry Copeland	President (Principal Executive Officer and authorized representative of the Registrant in the United States)	March 24, 2008

/s/ Edward Dickinson Edward Dickinson	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 24, 2008

/s/ Jon Bengtson Jon Bengtson	Chairman of the Board	March 24, 2008

/s/ Michel Bazinet Michel Bazinet	Director	March 24, 2008

/s/ George Hartman George Hartman	Director	March 24, 2008

/s/ Robert Hemphill Robert Hemphill	Director	March 24, 2008

Alan Gotcher	Director	March __, 2008

/s/ Pierre Lortie Pierre Lortie	Director	March 24, 2008

ALTAIR NANOTECHNOLOGIES INC.

EXHIBIT INDEX

Exhibit No.	Description	Incorporated by Reference/ Filed Herewith
4.1	Articles of Continuance	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on July 18, 2002, File No. 1-12497
4.2	Bylaws	Incorporated by reference to Amendment No. 1 to the Annual Report on Form 10-K/A filed with the SEC on March 10, 2005, File No. 1-12497
4.3	Form of Common Share Certificate	Incorporated by reference to Registration Statement on Form 10–SB filed with the SEC on November 25, 1996, File No. 1-12497
4.4	Amended and Restated Shareholder Rights Plan dated October 15, 1999, between the Company and Equity Transfer Services, Inc.	Incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on November 19, 1999, File No. 1-12497
4.5	2005 Stock Incentive Plan (Amended and Restated)	Incorporated by reference to the Company's Annual Report on Form 10-K filed with the SEC on March 14, 2008, File No. 1-12497
5	Opinion of Cassels Brock & Blackwell LLP as to legality of securities offered	Filed herewith
23.1	Consent of Perry-Smith LLP	Filed herewith
23.2	Consent of Cassels Brock & Blackwell LLP	Included in Exhibit No. 5
24	Powers of Attorney	Included on the signature page hereof